Exhibit 99.1

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

PRESS RELEASE	Contact: Thomas J. Reddish
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300

CHICO, Calif. – (September 3, 2015) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.13 (thirteen cents) per share on September 3, 2015. The dividend is payable on September 30, 2015 to holders of record as of September 18, 2015.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.